EXHIBIT 23.1

                             GOLDSTEIN & GANZ, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               98 CUTTERMILL ROAD
                           GREAT NECK, NEW YORK 11021

                         ------------------------------
                                 (516) 487-0110
                            Facsimile (516) 487-2928

                                                Member of the American Institute
                                                of Certified Public Accountants,
                                                SEC Practice Section

                                                Member of The New York State
                                                Society of Certified
                                                 Public Accountants



Board of Directors
Gender Sciences, Inc.
10 West Forest Avenue
Englewood, New Jersey 07631

         We hereby consent to the use of our report dated March 14, 2003, appearing on page F-2 of Form 10-KSB of Gender Sciences, Inc for the fiscal year ending January 31, 2003.




                                           /s/ Goldstein & Ganz, CPA's, PC
                                           -------------------------------------
                                           Goldstein & Ganz, CPA's, PC

Great Neck, NY
March 14, 2003